UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934, as amended

Date of Report: February 15, 2017

AECOM
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-52423 (Commission File Number)	61-1088522 (IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 2600 Los Angeles, CA (Address of principal executive offices)	90067 (Zip Code)

Registrant’s telephone number, including area code (213) 593-8000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

In connection with AECOM’s (the “Company”) current offering of US $1 billion in aggregate principal amount of its senior notes maturing in 2027, the Company expects fiscal 2017 full year interest expense of $220 and adjusted interest expense, excluding amortization of deferred financing fees, of approximately $200 million. The Company is updating fiscal year 2017 GAAP EPS guidance of $2.13 to $2.53 and reiterating adjusted EPS(1) guidance of $2.80 to $3.20, assuming the completion of the offering. The Company is undertaking the current offering to take advantage of the interest rate environment.

This Item 7.01 disclosure contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EPS to primarily exclude the impact of prior acquisitions.  Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of adjusted EPS to GAAP EPS is found in Exhibit 99.2, and is incorporated by reference herein.

All statements in this Item 7.01 other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including projections of earnings, revenue, cash flows, tax rate, share count, interest expense, amortization of intangible assets and financial fees, AECOM Capital realizations, acquisition and integration expense, or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of these forward-looking statements.

Important factors that could cause the Company’s actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, but are not limited to, the following: the Company’s business is cyclical and vulnerable to economic downturns and client spending reductions; uncertainties related to government contract appropriations; Budget Control Act of 2011; governmental agencies may modify, curtail or terminate contracts with the Company; government contracts are subject to audits and adjustments of contractual terms; Brexit; losses under fixed-price contracts; limited control over operations run through the Company’s joint venture entities; misconduct by employees or consultants or failure to comply with laws or regulations applicable to the business; the Company’s leveraged position and ability to service its debt; the use of proceeds of the funds raised in connection with the offering of the Company’s senior notes maturing in 2027; ability to maintain surety and financial capacity; exposure to legal, political and economic risks in different countries as well as currency exchange rate fluctuations; the failure to retain and recruit key technical and management personnel; the Company’s insurance policies may not provide adequate coverage; unexpected adjustments and cancellations related to its backlog; dependence on third party contractors who fail to satisfy their obligations; systems and information technology interruption; and changing client preferences/demands, fiscal positions and payment patterns. Additional factors that could cause actual results to differ materially from these forward-looking statements are set forth in the Company’s reports filed with the Securities and Exchange Commission. The Company does not intend, and undertake no obligation, to update any forward-looking statement.

(1)  Defined as attributable to the Company, excluding acquisition and integration related expenses, financing charges in interest expense, the amortization of intangible assets, and financial impacts associated with expected and actual dispositions of non-core businesses and assets.

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The information furnished pursuant to Item 7.01 or attached hereto as Exhibit 99.2 of Form 8-K shall not be deemed “filed” with the Securities and Exchange Commission nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 8.01 Other Events.

On February 15, 2017, the Company issued a press release announcing the pricing of the Company’s offering of US $1 billion in aggregate principal amount of its senior notes maturing in 2027.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99.1                           Press Release dated February 15, 2017, announcing the pricing of the Company’s offering of US $1 billion in aggregate principal amount of its senior notes maturing in 2027.

Exhibit 99.2                           Reconciliation Table

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM

Date: February 15, 2017	By:	/s/ David Y. Gan
David Y. Gan
Senior Vice President, Deputy General Counsel

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